Exhibit 99.1
For immediate release
MedQuist Holdings Inc. Announces

Completion of Exchange Offer for MedQuist Inc. Common Stock
FRANKLIN, TN — March 15, 2011 — MedQuist Holdings Inc. [NASDAQ: MEDH], a leading provider of integrated clinical documentation solutions for the U.S. healthcare system, today announced that it has completed its exchange offer for shares of MedQuist Inc. [NASDAQ: MEDQ] common stock.
According to the exchange agent for the exchange offer, American Stock Transfer & Trust Company LLC, as of the expiration of the exchange offer at 5:00 p.m., New York City time, on March 11, 2011, a total of 5,463,373 shares of MedQuist Inc. common stock had been tendered for exchange and not withdrawn (including 46,354 shares tendered through notices of guaranteed delivery). MedQuist Holdings has accepted these shares of MedQuist Inc. common stock in exchange for 5,463,373 shares of MedQuist Holdings common stock, reflecting the exchange ratio of one MedQuist Holdings share for each MedQuist Inc. share. Together with the shares of MedQuist Inc. that MedQuist Holdings already owned, after acceptance of the MedQuist Inc. shares tendered for exchange, MedQuist Holdings owns 36,335,618 shares of MedQuist Inc. common stock, or approximately 97% of the issued and outstanding shares of MedQuist Inc. common stock.
Settlement of the shares of MedQuist Inc. common stock tendered for exchange (excluding shares tendered through notices of guaranteed delivery) is expected to occur on March 15, 2011. Settlement of the shares of MedQuist Inc. common stock tendered through notices of guaranteed delivery is expected to occur on March 17, 2011.
As previously announced, pursuant to a memorandum of understanding with respect to the settlement of previously disclosed litigation in respect of the exchange offer, MedQuist Holdings has agreed that if, as a result of the exchange offer, it obtained ownership of at least 90% of the outstanding common stock of MedQuist Inc., MedQuist Holdings would conduct a short-form merger under applicable law to acquire the remaining shares of MedQuist Inc. common stock that it does not own at the same exchange ratio applicable under the exchange offer. The settlement and dismissal of the shareholder litigation are conditioned upon, among other things, execution of a final settlement stipulation and receipt of court approval, which have not yet occurred.
The exchange offer was conducted upon the terms and subject to the conditions set forth in MedQuist Holdings’ Registration Statement on Form S-4 (Commission File 333-170003), filed with the SEC, the related prospectus dated February 3, 2011, amended prospectus dated February 11, 2011, letter of transmittal and related offer documents, and tender offer statement on Schedule TO, as amended.
For further information regarding the exchange offer, please contact MedQuist Holdings’ information agent, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free), (212) 929-5500 (collect) or email at tenderoffer@mackenziepartners.com.
Macquarie Capital (USA) Inc. served as dealer manager for the exchange offer.

Important Additional Information about the Exchange Offer
This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The exchange offer was made pursuant to the Registration Statement on Form S-4, the original prospectus, the amended prospectus, the letter of transmittal and related offer documents, and the tender offer statement on Schedule TO, as amended, filed by MedQuist Holdings with the SEC.
FORWARD-LOOKING STATEMENTS
Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and MedQuist Holdings assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. These statements include, without limitation, statements regarding the effects or benefits of the proposed transaction and often include words such as “approximately,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,””will,” “continue” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about MedQuist Holdings’ industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond MedQuist Holdings’ control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by MedQuist Holdings (including MedQuist Holdings’ filings with the SEC). Although MedQuist Holdings believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, MedQuist Holdings also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Contact:
Corporate Communications Inc.	MacKenzie Partners, Inc. (800) 322-2885
Tripp Sullivan, 615-324-7335	tenderoffer@mackenziepartners.com
tripp.sullivan@cci-ir.com